                                                                     EXHIBIT 4.1

                  CONSENT ACTION OF THE BOARD OF DIRECTORS OF
                             GLOBAL E TUTOR, INC.,
                            a Delaware corporation

         The undersigned, representing all the members of the Board of Directors of Global E Tutor, Inc., a Delaware corporation (the "Company") do hereby consent to and adopt the following resolutions, effective August 16, 2000.

               Amendment to the Board Consent Dated July 24, 2000
               --------------------------------------------------

         WHEREAS, the Board of Directors wishes to motivate and create incentives to employees, directors, and consultants to increase the value of the Company; and

         NOW, THEREFORE, BE IT RESOLVED, as an amendment to the Board
Consent Approved on July 24, 2000 that the Board of Directors does hereby approve the issuance of the Warrants, Incentive Stock Options ("ISO's") and Non-Qualified Stock Options ("NQSO's") to Habif, Arogeti, and Wynne, in fulfillment of the consulting agreement entered into between Global e Tutor, Inc. and Habif, Arogeti and Wynne, LLP on February 21, 2000 and in accordance with the stock option and warrant quantities and pricing set forth in the attached chart displayed as Exhibit B, rather than at the $1.00 price reflected in the aforementioned Board Consent.

         FURTHER RESOLVED, that any act taken or deed done by any director, officer or agent of the Company in accordance with any of the above resolutions or to facilitate the actions contemplated by the resolutions is hereby approved, ratified, confirmed and adopted; and that the directors, officers, and agents of the Company are authorized to take and do such further acts and deeds, and to execute and deliver, for and in the name of the Company, such other documents, papers, and instruments as they deem to be necessary, appropriate, advisable or required in order to effectuate the purpose and intent of the resolutions and to consummate the actions contemplated by the resolutions, and the taking of any such acts and deeds, and the execution and delivery of any such documents, papers and instruments are hereby approved, ratified, confirmed and adopted;

         Effective August 16, 2000.

                                                     /s/ Jerry Barton
                                                     ------------------------
                                                     Jerry L. Barton

                                                     /s/ James Lewis
                                                     ------------------------
                                                     James W. Lewis

                                                     /s/ Thomas McMurrain
                                                     ------------------------
                                                     Thomas E. McMurrain

                                                     /s/ Claes Nobel
                                                     ------------------------
                                                     Claes Nobel

                                    EXHIBIT B
                                    ---------

See Engagement Letter Dated 2/21/00- Below Sentence if from engagement letter - this is the determination of our price. Note: Our equity participation will always be at the lwer of equity raised or options/ warrants given to employees or non/employees

Options Due Habit, Arogeti & Wynne, LLP                  OPTIONS          Price         Expiration Date
                                                         -------          -----         ---------------

GET, Inc.         5/17/00 Habif, Arogeti & Wynne           7,687          $ 0.50              5/17/05
GET, Inc.         5/26/00 Habif, Arogeti & Wynne          16,000          $ 0.50              5/26/05
GET, Inc.         6/14/00 Habif, Arogeti & Wynne           5,333          $ 1.50              6/14/05
GET, Inc.         6/27/00 Habif, Arogeti & Wynne           7,762          $ 1.50              6/27/05
                                                         --------
                                                          36,782

Warrants Due Habif, Arogeti & Wynne, LLP Note: These warrants were disclosed and previously accounted for as warrants in the 8K filing.

                                                          Warrants        Price          Expiration Date
                                                          -------         -----          ---------------
Global E Tutor, Inc. 2/21/00  Habif, Arogeti & Wynne      32,000          $ 0.25              2/21/05
Global E Tutor, Inc. 3/8/00   Habif, Arogeti & Wynne      54,816          $ 0.25               3/8/05
Global E Tutor, Inc. 3/8/00   Habif, Arogeti & Wynne      32,000          $ 0.25               3/8/05
Global E Tutor, Inc. 4/5/00   Habif, Arogeti & Wynne      21,392          $ 0.50               4/5/05
Global E Tutor, Inc. 4/21/00  Habif, Arogeti & Wynne      16,000          $ 0.50              4/21/05
                                                         --------
                                                         156,208